UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2012 (October 15, 2012)

Florida East Coast Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-174112	27-4591805
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification Number)

7411 Fullerton Street, Suite 100,

Jacksonville, Florida

32256

(Address of principal executive offices) (zip code)

(800) 342-1131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Florida East Coast Railway, LLC (the “Company”) adopted the Florida East Coast Railway Deferred Compensation Plan, effective as of October 15, 2012, by executing the Executive Nonqualified “Excess” Plan Adoption Agreement (the plan document and adoption agreement collectively, the “Plan”). The Plan provides an opportunity for a select group of the Company’s management and independent contractors to voluntarily defer receipt of a portion of their compensation (including base salary, performance-based compensation and commissions).  Under the Plan, the Company also has the discretion to make contributions to the Plan on behalf of participants. Deferred compensation under the Plan is payable in cash in a lump sum payment or, in certain circumstances, in annual installments over a term equal to or less than 15 years, as determined by each participant at the time of enrollment. The Plan is an unfunded, nonqualified deferred compensation plan intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan filed as Exhibits 10.1 and 10.2 hereto, and which Exhibits are incorporated into this report by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	The Executive Nonqualified Excess Plan Adoption Agreement
10.2	The Executive Nonqualified Excess Plan Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA EAST COAST HOLDINGS CORP.

	By:	/s/ John Brenholt
John Brenholt, Executive Vice President and Chief Financial Officer

Date: October 18, 2012

EXHIBIT INDEX

10.1	The Executive Nonqualified Excess Plan Adoption Agreement
10.2	The Executive Nonqualified Excess Plan Document